EXHIBIT 10.11

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT dated as of December 28, 2012 (this “AGREEMENT”) by and among AMCOR Exploration, Inc., a wholly owned subsidiary of APD ANTIQUITIES, INC., both Nevada corporations (collectively the “BUYER” OR “APD”) and NORTHERN ADVENTURES, LLC  an Idaho limited liability company and NORTHERN ADVENTURES, INC., a Nevada corporation (collectively the “SELLERS”; each a “PARTY” and collectively the “PARTIES”).

W I T N E S S E T H:

WHEREAS, APD entered into a Letter of Intent with NORTHERN ADVENTURES, LLC on April 8, 2012 (which was subsequently amended) under which APD agreed to provide interim financial support to NORTHERN ADVENTURES,  LLC in the form of promissory notes which resulted in loans to date in the aggregate amount of $382,500 as of the date of this agreement, plus accrued interest at 8% per annum and in the amount of $31,402 as of November 30, 2012.  It being understood that the PARTIES agreed to not accrue any interest between November 30 and the closing date, so long as the closing occurs in the month of December, 2012.  The aggregate amount of $382,500, plus the accrued interest at 8% per annum  in the amount of $31,402 will be allocated as an initial payment for certain mining assets or the rights to certain mining assets in addition to a transfer of shares from APD to NORTHERN ADVENTURES, INC.;

WHEREAS, NA LLC utilized the funds loaned to it by APD to identify certain properties and mineral assets, whereby NORTHERN ADVENTURES, INC., with the assistance of NORTHERN ADVENTURES LLC were able to secure certain mining assets, mineral leases and options to acquire leases on a direct basis;

WHEREAS, the SELLERS and the BUYER executed an OPTION TO PURCHASE ASSETS AGREEMENT (“OPTION”) dated July 3, 2012, pursuant to which the BUYER was granted an option (the “OPTION”) to acquire certain assets of SELLERS known as the NORTHERN ADVENTURES mining assets (“NA MINING ASSETS”).  Simultaneously with the execution of this AGREEMENT, the BUYER gave written notice of its intent to exercise the OPTION in accordance with the terms thereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the BUYER and the SELLERS hereto agree as follows:

ARTICLE I.

PURCHASE AND SALE OF ASSETS

Section 1.1

Purchase and Sale of the NA MINING ASSETS.  Upon the terms and subject to the conditions of this AGREEMENT, at the Closing the SELLERS shall sell, transfer, convey, assign and deliver free from all liens, charges and encumbrances to the BUYER, and the BUYER shall purchase, acquire and accept from the SELLERS, on the Closing Date (as defined herein), all right, title and interest in and to the NA MINING ASSETS owned by the SELLERS as described in Exhibit A and to the contracts and agreements listed in Exhibit B (the “Assumed Contracts”).

Section 1.2

Assumption of Liabilities; Excluded Liabilities.

(a)

Except for the Assumed Contracts listed in Exhibit C, the BUYER shall not assume or be bound by any obligations or liabilities of the SELLERS or any affiliate of the SELLERS of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whether now existing or hereafter arising.

Section 1.3

Purchase Price.

(a)

The aggregate purchase price (the “Purchase Price”) for the NA MINING ASSETS shall be (i) the forgiveness of a total of Three Hundred Eighty Two Thousand Five Hundred ($382,500) dollars of promissory notes and accrued interest made by BUYER to NORTHERN ADVENTURES LLC pertaining to providing certain services plus (ii) 71,500,000 unregistered shares of Common Stock of APD ANTIQUITIES, INC., Inc., at an agreed-upon fair market value of $0.001 per share (the “SHARES”) to be delivered to NORTHERN ADVENTURES, INC, in exchange for the NA MINING ASSETS.

(b)

 On the Closing Date, the SELLERS shall deliver all the necessary documentation to transfer all right, title and interest to the NA MINING ASSETS to the BUYER and assignments of interest to the unpatented mining claims to be filed in the appropriate county in each state, as well as with the Bureau of Land Management.

(c)

APD ANTIQUITIES, INC. within Five (5) business days will deliver a physical stock certificate to NORTHERN ADVENTURES, INC.  in the amount of Seventy One Million Five Hundred Thousand (71,500,000) shares of restricted common stock.  It being understood that the shares will be subsequently broken down and transferred to the shareholder of NORTHERN ADVENTURES, INC.  If required, the BUYER and each beneficial owner will agree to execute a standard investment letter and deliver to the BUYER’s independent stock transfer agent.  Each PARTY (beneficial owner or shareholder of NORTHERN ADVENTURES, INC.) shall in a timely manner sign and agree to return documentation, receipts or audit confirmations required in connection with this transaction.

Section 1.4

Closing; Closing Date.   The closing of the purchase and sale provided for in this AGREEMENT (herein called the “Closing”) shall be held at the offices of the SELLERS or such location at to be mutually agreed upon by the BUYER and SELLERS on or before the fifth business date after the date hereof or such other location, date and time as to which the PARTIES may agree (such date and time being referred to herein as the “Closing Date”).

Section 1.5

Items to be Delivered at the Closing by SELLERS.  At the Closing, the SELLERS shall deliver or cause to be delivered to AMCOR Exploration, Inc.:

(a)

An executed Bill of Sale in form reasonably satisfactory to the BUYER.

(b)

If required by the BUYER, lien searches and such other instruments showing that there were no financing statements, judgments, taxes or other liens outstanding against the NA MINING ASSETS sold pursuant to this AGREEMENT.

(c)

A signed Subscription Agreement by NORTHERN ADVENTURES, INC. and each of its shareholders concerning the acquisition of the SHARES from APD ANTIQUITIES, INC.

(d)

All consents required with respect to the assignment of the Assumed Contracts.

(e)

Copy of a shareholder's written consent which collectively exceed Sixty Six and Two Thirds Percent (66 2/3s) percent of all the issued and outstanding shares of common stock of NORTHERN ADVENTURES, INC. and a unanimous written consent of the Board of Directors of NORTHERN ADVENTURES, INC. approving the sale of the NA MINING ASSETS to the BUYER.

Section 1.6

Items to be Delivered at the Closing by BUYER.  At the Closing, the BUYER shall deliver to the SELLERS:

(a)

Within Five (5) business days, physical stock certificates in the aggregate amount of Seventy One Million Two Hundred Seventeen Thousand Five Hundred (71,500,000) shares of $001 par value restricted common stock NORTHERN ADVENTURES, INC., to be distributed on a pro rata basis with regards to their shareholding in NORTHERN ADVENTURES, INC.

(b)

Copy of a shareholder's written consent which collectively represents 61.23 percent of all the issued and outstanding shares of common stock of APD ANTIQUITIES, INC. on the date of the written consent on November 5, 2012 and a unanimous written consent of the Board of Directors of APD ANTIQUITIES, INC. approving the purchase of the NA MINING ASSETS from the BUYER and the issuance of the SHARES to the shareholders of NORTHERN ADVENTURES, INC.

Section 1.7

Post-Closing Access.

(a)

After the Closing, the BUYER agrees upon request to provide to the SELLERS and its accountants and attorneys, for any reasonable legal or business purpose, including defending third PARTY claims and preparing such tax returns of the SELLERS as may be reasonably required after the Closing, copies of relevant portions of the books and records of the SELLERS delivered to the BUYER under this AGREEMENT.

Section 1.8

Further Assurances.

(a)

Each PARTY shall, from time to time on being reasonably required to do so by the other PARTY, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the other PARTY as the other PARTY may reasonably consider necessary for giving full effect to this AGREEMENT and securing to the other PARTY the full benefit of the rights, powers and remedies conferred upon the other PARTY in this AGREEMENT.

(b)

The SELLERS shall promptly transfer or deliver to the BUYER any of the NA MINING ASSETS delivered to, or retained or received by, SELLERS after the Closing Date.

Section 1.9

Allocation of Purchase Price.  The Purchase Price shall be allocated among the NA MINIG ASSETS being sold and transferred hereunder in the manner required by Treasury Regulation §1.1060-1T as determined by the BUYER (the “Allocation”).  The PARTIES agree that: except as otherwise required by law (i) the Allocation shall be binding on the PARTIES for all federal, state, local and foreign tax purposes, and (ii) the PARTIES, if required, shall file respective federal income tax returns consistent IRS Forms 8594 - Asset Acquisition Statements under Section 1060, including any required IRS forms, Schedules or amendments thereto, which shall reflect the allocation set forth in the Allocation pursuant to this Section.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The SELLERS hereby represent and warrant to the BUYER as follows:

Section 2.1

Organization and Qualifications of SELLERS.  NORTHERN ADVENTURES INC., is a corporation duly formed, validly existing and in good standing under the laws of the state of Nevada with all requisite power and authority to own, sell and transfer the NA MINING ASSETS and to carry on its business as currently conducted.  NORTHERN ADVENTURES LLC, is a Limited Liability Company duly formed, validly existing and in good standing under the laws of the state of Idaho with all requisite power and authority to carry on its business as currently conducted.

Section 2.2

Authority; Binding Obligation.  The SELLERS have the requisite authority and power to enter into, execute and deliver this AGREEMENT and each agreement, document and instrument to be executed and delivered by the Seller, pursuant to this AGREEMENT (collectively the “SELLERS Documents”) and to perform their respective obligations hereunder.  The execution, delivery and performance by the SELLERS of this AGREEMENT and each such other agreement, document and instrument have been duly authorized by all necessary action of the SELLERS.  This AGREEMENT has been duly executed and delivered by the SELLERS and constitutes a valid and binding obligation of the SELLERS, enforceable in accordance with its terms hereof and each of the SELLER’S Documents constitutes, or when executed and delivered will constitute, valid and binding obligations of the SELLERS, enforceable in accordance with their terms.

Section 2.3

No Conflict; Required Consents.  The execution, delivery and performance by the SELLERS of this AGREEMENT and the SELLER’S Documents, the fulfillment of and compliance with the terms and provisions hereof and the consummation by the SELLERS of the transactions contemplated hereby, do not and will not: (i) as to the SELLERS only, conflict with, or result in any violation pursuant to any provision of, the Articles of Organization, the Existing Operating Agreements and all amendments thereto (collectively, the “Governing Documents”) of SELLERS; (ii) conflict with, result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) or result in the termination or acceleration under any AGREEMENT to which SELLERS are a PARTY or by which SELLERS, or any of the NA MINING ASSETS, may be bound; (iii) result in or require the creation or imposition of, or result in the acceleration of, any indebtedness or any lien of any nature upon, or with respect to any of the NA MINING ASSETS transferred to the BUYER; (iv) require any consent, approval, authorization or permit of, or filing with or notification to, any Person not PARTY to this AGREEMENT.

Section 2.4

Personal Property.

(a)

The SELLERS have good title to, or a valid legal interests in or valid rights under contract to sell and transfer, all of the mineral rights, options to acquire existing mineral leases, options to acquire all right, title and interest in certain unpatented mining claims, rights to ownership of unpatented mining claims and existing leases to the BUYER.  None of mineral assets or mineral leases are subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance, fixed charge or floating charge, or other charge except as specifically disclosed.

The NA MINING ASSETS will be sufficient to allow the BUYER to utilize in any manner deemed appropriate subsequent to the Closing.  The Northern Adventures, Inc. is the legal and beneficial owner of the assets listed in Exhibit A attached hereto.  The assets listed in Exhibit A, free and clear of any lien, encumbrance, pledge, mortgage, security interest, lease charge, conditional sale’s contract, option, restriction, reversionary interest right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever, and the SELLERS have full right, power and authority to sell, transfer, assign, convey and deliver all of the NA MINING ASSETS to be sold by it hereunder and delivery thereof will convey to the BUYER good, absolute and marketable title to said NA MINING ASSETS, free and clear of any and all liens.  Upon delivery of the NA MINING ASSETS to the BUYER pursuant to the provisions of this AGREEMENT, the BUYER will acquire good, valid and marketable title to the NA MINING ASSETS, free and clear of any and all liens.

Section 2.5

Taxes.

(a)

The SELLERS confirm that they shall pay any taxes of any kind due relating to itself or the sale of the NA MINING ASSETS that have or may become due for all periods which end prior to or which include the Closing Date.

Section 2.6

Material Contracts.  The SELLERS have provided to the BUYER a true, correct and complete list of all material contracts (the “MATERIAL CONTRACTS”) to which the SELLERS are a PARTY or bound which affect, directly or indirectly, any of the NA MINING ASSETS.  All the Material Contracts are assignable and the SELLERS are not a PARTY to or subject to any written agreement, arrangement or understanding, which, either individually or in the aggregate, are material to the sale of the NA MINING ASSETS by the SELLERS to the BUYER.  All such Material Contracts are valid, subsisting, in full force and effect and binding upon the SELLERS and the other PARTIES thereto and enforceable in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby are subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or subject to the effects of general equitable principles (whether considered in a proceeding in equity or at law).  The SELLERS confirm that they has satisfied in full or provided for or fully disclosed all its liabilities and obligations thereunder requiring performance prior to the date hereof, is not in default under any of them, nor does any condition exist that with notice or lapse of time would constitute such a default

Section 2.7

Compliance With Laws.   The SELLERS have all permits, registrations, licenses, certifications, orders and other approvals which are material to the NA MINING ASSETS and is in compliance in all material respects with all applicable Federal, state, local or foreign statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any governmental authority which is required for it to operate the NA MINING ASSETS as presently conducted and all such permits, licenses, orders and approvals are in full force and effect and no suspension or cancellation of any of them is pending or, to the  knowledge of the officers and directors of the SELLERS, threatened and SELLERS have not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation relating to the NA MINING ASSETS.

Section 2.8

Certain Business Practices.   No officer, director or stockholder of the SELLERS, and no employee, consultant, agent or other representative of the SELLERS or any other person acting on behalf of the SELLERS has, directly or indirectly, ever given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, distributor, governmental employee or other Person who is or may be in a position to help or hinder the SELLERS or assist the SELLERS in connection with any actual or proposed transaction relating to the NA MINING ASSETS.

Section 2.9

Copies of Documents.   The SELLERS have made available for inspection and copying by the BUYER and its counsel complete and correct copies of all documents that are material to the NA MINING ASSETS.

Section 2.10

Broker Fees.   No broker or finder is entitled to any brokerage fees, commission or finders’ fee in connection with the transactions contemplated by this AGREEMENT or any other agreement contemplated hereby.

Section 2.11

NA MINING ASSETS.   Upon the Closing, the Northern Adventures, Inc. shall have conveyed, transferred and assigned to the BUYER all assets, contracts and information with respect to the NA MINING ASSETS required to be delivered pursuant to this AGREEMENT, which will allow the BUYER to operate the NA MINING ASSETS after the Closing Date in the manner reasonably conducted and utilized by the SELLERS prior to the Closing Date.

Section 2.12

Disclosure.   None of the representations or warranties of the SELLERS contained in this AGREEMENT and in the certificates, exhibits and schedules delivered by the SELLERS pursuant to this AGREEMENT contain any untrue statement of a material fact, or omit to state a material fact necessary in order to prevent such representations and warranties from being misleading in light of the circumstances under which they were made.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE BUYER; COVENANTS

The BUYER hereby makes the following representations and warranties to the SELLERS.

Section 3.1

Organization; Authority; Binding Obligation.    APD ANTIQUITIES, INC.  is a duly organized Corporation, validly existing and in good standing under the laws of the State of Nevada and AMCOR EXPLORATION, INC. is its wholly owned subsiidary (collectively the BUYER).  The BUYER has the requisite authority and power, pursuant to a resolution passed by the majority of its board of directors to enter into, execute and deliver this AGREEMENT and each agreement, document and instrument to be executed and delivered by the BUYER pursuant to this AGREEMENT listed on Exhibit C (collectively the “BUYER Documents”) and to perform its obligations hereunder.  The execution, delivery and performance by the BUYER of this AGREEMENT and each such other agreement, document and instrument have been duly authorized by all necessary action of the BUYER.  This AGREEMENT has been duly executed and delivered by the BUYER and each of the BUYER Documents constitutes, or when executed and delivered will constitute, valid and binding obligations of the BUYER, as the case may be, enforceable in accordance with their terms.

Section 3.2

No Conflict; Required Consents.   The execution, delivery and performance by the BUYER of this AGREEMENT and the BUYER Documents, the fulfillment of and compliance with the terms and provisions hereof and thereof and the consummation by  the BUYER of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with, or violate or result in any violation pursuant to any provision of, the Governing Documents of the BUYER, as the case may be; (ii) conflict with, result in any material breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a default) or result in the termination or acceleration under any material AGREEMENT to which the BUYER is a PARTY or by which the BUYER may be bound; or (iii) except as set forth herein, require any consent, approval, authorization or permit of, or filing with or notification to, any person not PARTY to this AGREEMENT.

Section 3.3

Broker Fees.   No broker or finder is entitled to any brokerage fees, commission or finders’ fee in connection with the transactions contemplated by this AGREEMENT or any other agreement contemplated hereby.

Section 3.4

Disclosure.   None of the representations or warranties of the BUYER contained in this AGREEMENT and in the certificates, exhibits and schedules delivered by the BUYER pursuant to this AGREEMENT contain any untrue statement of a material fact, or omit to state a material fact necessary in order to prevent such representations and warranties from being misleading in light of the circumstances under which they were made.

Section 3.5

Notice of Default.   Promptly upon the occurrence of, or promptly upon the PARTIES becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to such PARTY prior to the date hereof, of any of the representations, warranties or covenants of such PARTY contained in or referred to in this AGREEMENT or in any Schedule referred to in this AGREEMENT, or of its inability to satisfy any conditions of Closing, such PARTY shall give detailed written notice thereof to the other PARTY and shall use its best efforts to prevent or promptly remedy the same.

Section 3.6

Consummation of AGREEMENT.   The PARTIES hereto shall use their best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this AGREEMENT, to the end that the transactions contemplated by this AGREEMENT shall be fully carried out.  Until the Closing or the termination of this AGREEMENT, except as mutually agreed in writing by the PARTIES, neither the SELLERS nor any of their employees, representatives or agents shall, directly or indirectly, solicit, encourage, initiate or induce the making of any inquiries or proposals for the acquisition of any of the NA ASSETS, any capital stock of the SELLERS or furnish information to, or engage in negotiations relating to the foregoing or otherwise cooperate in any way with, or accept any proposal relating to the foregoing from, any Person or group other than the BUYER and their respective officers, employees, representatives or agents, and the SELLERS shall restrict any such employee, representative or agent from doing any of the foregoing.

Section 3.7

Notice to Third PARTIES.  After the Closing, at the request of the BUYER, the SELLERS and the BUYER shall send a jointly executed letter to those persons and entities as the BUYER may request notifying such persons or entities of the consummation of the transactions contemplated by this AGREEMENT.

Section 3.8

Confidentiality.   The SELLERS agree that, after the Closing has been consummated, that each PARTY and its respective officers, directors, agents, representatives and employees and affiliates (collectively, its “Representatives”) will hold in strict confidence, and will not distribute or make available, any confidential or proprietary data or information that is used in connection with or related to the NA ASSETS:

(a)

information which, as of the date hereof, is published or otherwise generally available to the public;

(b)

information which after the date hereof becomes available to the public other than through an act or omission of the or its Representatives which is in violation of the provisions hereof;

(c)

information rightfully acquired from a third PARTY which did not obtain such information under a pledge of confidentiality;

(d)

information which is developed by the disclosing PARTY independently of the relationship established by this AGREEMENT; or

(e)

information which is compelled to be disclosed by legal process, in which case the SELLERS shall notify the BUYER as soon as practicable after it becomes aware of such requirement, and shall cooperate with the BUYER in obtaining a protective order.

Section 3.9

Maintenance of Insurance.  Until the Closing Date, the SELLERS will maintain in full force and effect all applicable insurance policies, and will comply with all laws affecting the operation of the NA MINING ASSETS consistent with prior practices and will give the BUYER notice of any unusual event or circumstance affecting the NA MINING ASSETS which the SELLERS become aware of; provided, however, that the BUYER shall be responsible for procuring its own insurance policies on and after the Closing.

Section 3.10

Supplements to Schedules.  Prior to the Closing, the PARTIES will supplement or amend the Schedules hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this AGREEMENT, would have been required to be set forth or described in such Schedules.  No supplement or amendment of the Schedules made pursuant to Section 4.9 shall be deemed to cure any breach of any representation or warranty made in this AGREEMENT unless the other PARTIES specifically agree thereto in writing.

Section 3.11

Compliance.   Each PARTY shall use its best efforts to take or cause to be taken, all action and do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this AGREEMENT, including, without limitation, to obtain all consents, approvals and authorization of third PARTIES, and to make all filings with and give all notices to third PARTIES which may be necessary or required to be obtained by it in order to effectuate the transactions contemplated hereby and to otherwise comply and fulfill such PARTY’s obligations hereunder and thereunder.

Section 3.12

Severability of Covenants.  The SELLERS and the BUYER agree that the foregoing covenants are reasonable and valid in geographical and temporal scope and in all other respects and that the SELLERS have received full and adequate consideration therefore.  If any court determines that any of such covenants or any part thereof is invalid or unenforceable, the remainder of such covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.  If any court determines that any of the foregoing covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, and should such court reduce the duration or scope of such provision, as the case may be, such provision in its reduced form shall then be enforceable.

ARTICLE IV.

CONDITIONS OF CLOSING

Section 4.1

Conditions to the Obligations of the BUYER.   The obligation of the BUYER to consummate this AGREEMENT and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of all of the following conditions precedent and the delivery of the following documents:

(a)

Representations and Warranties.  Each of the representations and warranties of the SELLERS contained in Article II shall be true and correct in all material respects as though made on and as of the Closing.

(b)

Covenants.  The covenants and agreements contained in this AGREEMENT to be complied with by the SELLERS at or before the Closing shall have been complied with in all material respects.

(c)

Delivery of Required Consents.  The SELLERS shall deliver to the BUYER the consents required pursuant to Section 1.5(d).

(d)

Deliveries of the SELLERS. All deliveries required to have been made by the SELLERS under Section 1.5 at the Closing shall have been delivered.

Section 4.2

Conditions to Obligations of SELLERS.   The SELLERS’ obligation to consummate this AGREEMENT and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of all of the following conditions precedent and the delivery of the following documents:

(a)

Representations and Warranties.  Each of the representations and warranties the BUYER contained in Article III shall be true and correct in all material respects as though made on and as of the Closing.

(b)

Covenants.  The covenants and agreements contained in this AGREEMENT to be complied with by the BUYER at or before the Closing shall have been complied with in all material respects.

(c)

Deliveries of the BUYER.  All deliveries required to have been made by the BUYER under Section 1.6 at the Closing shall have been delivered.

Section 4.3

Conditions to Obligations of All PARTIES to Close.   The respective obligations of each PARTY hereunder are subject to the satisfaction, at or before the Closing, of all of the conditions set out below.

Absence of Litigation.  There shall not have been issued and be in effect any preliminary or permanent injunction or other order of any court or tribunal of competent jurisdiction which (i) prohibits or makes illegal the purchase by the BUYER of the NA MINING ASSETS, (ii) would require the divestiture by the BUYER of all or a material portion of the NA MINING ASSETS as a result of the transactions contemplated hereby, or (iii) would impose limitations on the ability of the BUYER to effectively exercise full rights of ownership of the NA MINING ASSETS, or of a material portion of the NA MINING ASSETS as a result of the transactions contemplated by this AGREEMENT, or (iv) under any Applicable Law, enjoins or otherwise materially impairs the consummation of the transactions contemplated by this AGREEMENT.  “Applicable Law” shall mean, with respect to any Person, any domestic or foreign, federal, state or local statute law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any authority applicable to such Person or any of its affiliates or any of their respective properties, assets, officers, directors general partners, managers, employees, consultants or agents (in connection with such officer’s director’s general partner’s, manager’s employees, consultant’s or agent’s activities on behalf of such Person or by one of its affiliates).

(a)

No Injunction.  On the Closing Date there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby which the BUYER deems unacceptable in its sole discretion.

ARTICLE V.

RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

Section 5.1

Survival of Warranties.   With the exception of those covenants which are to be performed after the Closing which shall survive until a claim thereon is barred by the applicable statute of limitation, each representation, warranty, covenant and agreement contained herein or in any SELLERS’ Document or BUYER Document shall survive the execution and delivery of this AGREEMENT and the Closing and shall thereafter terminate and expire on the third (3rd) anniversary of the Closing Date (or such longer period as set forth in the succeeding sentences).  The obligation of the SELLERS to indemnify the BUYER with respect to any liability of the SELLERS not expressly assumed hereunder by the BUYER, shall survive until the third (3rd) anniversary of the Closing Date.  There shall be no limit on the survival of the indemnification obligations of the SELLERS for breaches of the representations or warranties made as to the transfer of legal and valid title to the NA ASSETS.  The indemnification obligations of the SELLERS for breaches of the representation and warranties made with respect to Taxes or Tax matters shall survive until ninety days following the expiration of the applicable statute of limitations.  If written notice of a claim has been given prior to the expiration of the applicable representation, warranty, covenant or agreement, than such claim shall survive the expiration of the relevant representation, warranty, covenant or agreement until the final resolution of such claim.

Section 5.2

Delivery of Property Received by the SELLERS or the BUYER After Closing.  From and after the Closing, the BUYER shall have the right and authority to collect, for the account of the BUYER, all NA MINING ASSETS which shall be transferred or are intended to be transferred to the BUYER as part of the NA MINING ASSETS as provided in this AGREEMENT in Exhibit A.  The SELLERS agree that they will transfer or deliver to the BUYER promptly after the receipt thereof; any other property which the SELLERS received after the Closing Date in respect of any assets transferred or intended to be transferred to the BUYER as part of the NA MINING ASSETS under this AGREEMENT.

ARTICLE VI.

TERMINATION

Section 6.1

Right to Terminate.   Notwithstanding anything to the contrary set forth in this AGREEMENT, this AGREEMENT may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing:

(a)

by mutual written consent of the PARTIES hereto;

(b)

by either the BUYER or the SELLERS if the Closing shall not have occurred within 30 days of the date of this AGREEMENT; provided, however, that the right to terminate this AGREEMENT shall not be available to any PARTY whose failure to fulfill any obligation under this AGREEMENT has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

(c)

by the SELLERS if the BUYER (i) breaches its representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein, or (iii) if any of the conditions to closing set forth are not satisfied or capable of being satisfied on or before the Closing Date; or

(d)

by the BUYER if the SELLERS (i) breach their representations and warranties, (ii) fails to comply with any of its covenants or agreements contained herein, or (iii) if any of the conditions to closing set forth are not satisfied or capable of being satisfied on or before the Closing Date.

Section 6.2

Obligations to Cease.   Subject to the next sentence, if this AGREEMENT is terminated pursuant to Section 6.1 hereof, all rights and obligations of the PARTIES under this AGREEMENT shall thereafter terminate and there shall be no liability of any PARTY hereto to any other PARTY except for the obligations set forth in Sections 8.1 and 8.8 hereof.  Termination of this AGREEMENT pursuant to Section 6.1 shall not, however, limit or impair any remedies that the terminating PARTY may have with respect to a breach or default by the other PARTY prior to the date of termination of its representations, warranties, covenants or agreements or obligations under this AGREEMENT.

Section 6.3

Termination Upon Default.   Either PARTY may terminate this AGREEMENT by giving notice to the other on or prior to the Closing Date, without prejudice to any rights or obligations it may have, if (a) after written notice of termination specifying the subsection of Section 6.1 in the case of a breach which  is by nature incapable of being cured, or written notice of the termination specifying the subsection of Section 6.1 and the passage of ten (10) Business Days, or such shorter period as may end upon the scheduled Closing Date in the case of grounds for termination which by its nature is capable of being cured, the other PARTY has failed in the due and timely performance of any of its covenants or agreement.

ARTICLE VII.

INDEMNIFICATION

Section 7.1

Indemnification of the SELLERS.

(a)

The BUYER shall, from and after the Closing, defend and promptly indemnify and hold harmless SELLERS, each of its affiliates, and each of their respective stockholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives (collectively the “SELLERS Indemnified PARTIES”), from, against any and all Losses, suffered or incurred by any such PARTY and which may arise out of or result from (i) any breach of any representation, warranty, covenant or agreement of BUYER contained in this AGREEMENT or in any other BUYER Documents, (ii) any breach or failure of observance or performance of any covenant, agreement or commitment made by the BUYER hereunder or under any document or instrument relating hereto or executed pursuant hereto, and (iii) the enforcement by any SELLERS Indemnified PARTY of any of its rights under any other covenants contained in this AGREEMENT or any other BUYER Document.

Section 7.2

Indemnification of the BUYER.

(a)

The SELLERS shall, from and after the Closing, defend, indemnify, and hold harmless the BUYER, and its officers, directors, stockholders and affiliates (collectively “BUYER Indemnified PARTIES”) from, against, for and in respect of and pay any and all Losses suffered, sustained, incurred or required to be paid by the BUYER by reason of (i) any and all obligations and liabilities of SELLERS, other than obligations arising and required to be performed under the Assumed Contracts after the Closing; (ii) any breach of any representation, warranty, covenant or agreement of SELLERS contained in this AGREEMENT or any other SELLERS Document, (iii) the enforcement by any BUYER Indemnified PARTY of any of its rights under any other indemnification covenant contained in this AGREEMENT or any other SELLERS Document, (iv) any claims, suits, actions, complaints, allegations or demands which have been or may be brought against SELLERS or any of its affiliates and any of their respective officers, directors, employees or agents with respect to infringement of or by the Intellectual Property; (v) any failure to comply with the laws relating to bulk transfers or fraudulent conveyances applicable to the transaction contemplated by this AGREEMENT; (vi) any failure to obtain any consents to assign the Assigned Contracts hereto.

Section 7.3

Notice to Indemnifying PARTY.   Any PARTY (the “Indemnified PARTY”) seeking indemnification pursuant to this AGREEMENT shall promptly give the PARTY from whom such indemnification is sought (the “Indemnifying PARTY”) written notice of the matter with respect to which indemnification is being sought, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim or indemnification obligation.  Such notice shall be a condition precedent to any liability of the Indemnifying PARTY for indemnification hereunder, but the failure of the Indemnified PARTY to give such prompt notice shall not adversely affect the Indemnified PARTY’s right to indemnification hereunder except, and only to the extent that, in the case of a claim made by a third PARTY, the defense of that claim is materially prejudice by such failure.

Section 7.4

Third PARTY Claims.

Defense by Indemnifying PARTY.  In connection with any indemnification claim arising out of a claim or legal proceeding (a “Third PARTY Claim”) by a Person who is not a PARTY to this AGREEMENT, the Indemnifying PARTY at its sole cost and expense may, upon written notice to the Indemnified PARTY, assume the defense of any such Third PARTY Claim if it acknowledges to the Indemnified PARTY in writing its obligations to indemnify the Indemnified PARTY with respect to such Third PARTY Claim (subject to any limitations on such liability contained in this AGREEMENT and provides reasonable assurances that it has the resources (both financial and personnel) to maintain the assumption of such defense (the “Reasonable Assurances”).  If the Indemnifying PARTY assumes the defense of any such Third PARTY Claim, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified PARTY, which approval shall not be unreasonably withheld or delayed.  The Indemnified PARTY shall be entitled to participate in (but not control) the defense of any such Third PARTY Claim, with its counsel and at its own expense.  If the Indemnifying PARTY assumes the defense of any such Third PARTY Claim, the Indemnifying PARTY shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner, and the Indemnified PARTY shall cooperate with the Indemnifying PARTY in such defense and make available to the Indemnifying PARTY all witnesses, pertinent records, materials and information in the Indemnified PARTY’s possession or its control relating thereto as are reasonably required by the Indemnifying PARTY, without cost to the Indemnifying PARTY.  The Indemnifying PARTY shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such Third PARTY Claim, with the consent of the Indemnified PARTY, which consent shall not be unreasonably withheld or delayed; provided, however that no such consent shall be required from the Indemnified PARTY if (i) the Indemnifying PARTY pays or causes to be paid all Losses (defined below) arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified PARTY which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified PARTY, and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified PARTY or impose any restriction upon its conduct of business or otherwise adversely affect its business.  “Losses” shall be defined as all damages, awards, judgments, assessments, fines, penalties, charges, costs, expenses and other payments however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit of arbitration and any appeal therefrom, all reasonable attorneys’, accountants’, investment bankers’, and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to ARTICLE VII, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration; provided, however, that “Losses” shall not include any punitive or consequential damages.

(a)

Defense by Indemnified PARTY.  If the Indemnifying PARTY acknowledges in writing its obligation to indemnify the Indemnified PARTY with respect to such Third PARTY Claim but declines to assume and control the defense thereof or fails to give notice of its intention to do so to the Indemnified PARTY within fifteen (15) days after its receipt of notice of such Third PARTY Claim from the Indemnified PARTY or fails to provide the Reasonable Assurances, the Indemnified PARTY shall have the right to assume and control the defense of such Third PARTY Claim; the Indemnifying PARTY shall cooperate with the Indemnified PARTY in such defense and make available to the Indemnified PARTY, at the Indemnifying PARTY’s expense, all such witnesses, records, materials and information in the Indemnifying PARTY’s possession or under its control relating thereto as are reasonably required by the Indemnified PARTY; and the Indemnifying PARTY shall be permitted to join in the defense of (but not control) such Third PARTY Claim and employ counsel at its expense.  No such Third PARTY Claim may be settled by the Indemnified PARTY without the prior written consent of the Indemnifying PARTY, which shall not be unreasonably withheld.

(b)

Dispute as to Indemnification Responsibility.  If the Indemnifying PARTY does not acknowledge in writing its obligation to indemnify the Indemnified PARTY with respect to such Third PARTY Claim, the Indemnified PARTY may assume and control the defense thereof and the Indemnifying PARTY shall cooperate with the Indemnified PARTY in such defense and make available to the Indemnified PARTY, at the Indemnified PARTY’s expense, all such witnesses, records, materials and information in the Indemnifying PARTY’s possession or under its control relating thereto as are reasonably required by the Indemnified PARTY.  The Indemnifying PARTY shall be permitted to join in the defense of (but not control) such Third PARTY Claim and employ counsel at is expense.  No such Third PARTY Claim may be settled by either PARTY without the prior written consent of the other PARTY, which shall not be unreasonably withheld.  In the event that it is ultimately determined that the Indemnified PARTY is not entitled to indemnity hereunder with respect to such Third PARTY Claim, the Indemnifying PARTY shall have no liability to the Indemnified PARTY with respect to any Losses relating thereto.  In the event that it is ultimately determined that the Indemnified PARTY is entitled to indemnity hereunder with respect to such Third PARTY Claim, the Indemnifying PARTY shall be liable to the Indemnified PARTY for all Losses sustained by the Indemnified PARTY relating thereto; provided, however, that in the event that a settlement offer solely for money damages is made by the Third PARTY Claimant, and the Indemnifying PARTY notifies the Indemnified PARTY in writing of the Indemnifying PARTY’s willingness to accept the settlement offer and pay the amount called for by such offer together with all of the legal fees incurred by Indemnified PARTY to the extent it has assumed the defense of such Third PARTY Claim, in the event that it is ultimately determined that the Indemnified PARTY is entitled to indemnity hereunder with respect to such Third PARTY Claim, and the Indemnified PARTY declines to accept such offer, the liability, if any, of the Indemnifying PARTY hereunder shall be limited to the lesser of (i) the amount of the settlement offer the Indemnified PARTY declined to accept or (ii) the aggregate Losses of the Indemnified PARTY with respect to such claim.

(c)

Mixed Responsibility.  If a Third PARTY Claim presents an issue of mixed responsibility among the PARTIES, or a circumstances as to which each of them may be required hereunder to indemnify the other in part, each of the PARTIES shall be entitled to assume and control the defense of such portion of such Third PARTY Claim for which it will bear responsibility at its expense and through counsel of its choice.  Each PARTY shall cooperate with the other in such defense and make available to the other PARTY, at the other PARTY’s expense, all witnesses, pertinent records, materials and information in such PARTY’s possession or under such PARTY’s control relating thereto as are reasonably required by the other PARTY.  No such Third PARTY Claim may be settled by either PARTY without the prior written consent of the other PARTY, which shall not be unreasonably withheld.

(d)

Unauthorized Settlement.  If the Indemnified PARTY settles a Third PARTY Claim without the consent of the Indemnifying PARTY in contravention of any of the provisions contained herein, the Indemnified PARTY shall not be entitled to indemnity hereunder with respect to such Third PARTY Claim.

Section 7.5

Limitations Upon Indemnification.

(a)

Indemnification Threshold.

(i)

The SELLERS.  Notwithstanding anything to the contrary in this Article VII, the SELLERS shall not be liable under this Article VII for any Losses resulting from any breach of a representation, warranty, covenant or agreement contained in this AGREEMENT or in any other SELLERS Document unless such claim involves Losses in excess of Ten Thousand Dollars ($10,000) or the aggregate amount of all such indemnifiable Losses incurred or suffered exceeds Ten Thousand Dollars ($10,000), in which case the SELLERS shall thereafter be liable for all indemnifiable Losses on a dollar-for-dollar basis without regard to such Threshold.

(ii)

The BUYER.  Notwithstanding anything to the contrary in this Article VII, the BUYER shall not be liable under this Article VII for any Losses resulting from any breach of a representation, warranty, covenant or agreement contained in this AGREEMENT or in any other BUYER Document unless such claim involves Losses in excess of Ten Thousand Dollars ($10,000) or the aggregate amount of all such indemnifable Losses incurred or suffered exceeds Ten Thousand Dollars ($10,000), and then in which case the BUYER shall thereafter be liable for all indemnifiable Losses on a dollar-for-dollar basis without regard to such Threshold.

(b)

Invoices.  Any request for indemnification of specific costs shall include invoices and supporting documents containing reasonably detailed information about the costs and/or damages for which indemnification is being sought.

(c)

Computation of Losses.  For purposes of calculating any Losses suffered by an Indemnified PARTY pursuant to this AGREEMENT, or under any other specific indemnification covenant contained in this AGREEMENT, each Loss shall bear interest at a fluctuating rate of interest equal to the prime rate (as published in the Wall Street Journal) from the date incurred to the date the indemnification payments with respect thereto is made.

Section 7.6

Exclusive Remedy.   From and after the Closing, the indemnities set forth in Sections 7.1 and 7.2 shall be the exclusive remedies of BUYER and SELLERS and their officers, directors, employees, agents and affiliates for any breach by the other of any representation, warranty, covenant or agreement contained in this AGREEMENT; no such Person shall be entitled to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which such Persons hereby waive; and the PARTIES shall not be entitled to a rescission of this AGREEMENT.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1

Fees and Expenses.  Except as otherwise provided in this AGREEMENT, each PARTY will bear its own direct expenses incurred in connection with the negotiation and preparation of this AGREEMENT and the other SELLERS Documents and BUYER Documents, as the case may be, and the consummation and performance of the transactions contemplated by herein and therein

Section 8.2

Notices.   All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by facsimile transmission, overnight courier, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (provided that a confirmation copy is sent by overnight courier), one day after deposit with an overnight courier, or if

Section 8.3

 mailed, five days after the date of deposit in the United States mails, as follows:

To BUYER:

AMCOR Exploration, Inc and APD ANTIQUITIES, INC.,

1314 South Grand Blvd, Suite 2

Spokane, WA. 99202

Attention:  Cindy K. Swank, President

Facsimile:  (509) 623-0121

With a copy to:

Michael Espey, Esq.

318 18th Ave. E.

Seattle, WA 98112

Phone: (206) 860-6022

To SELLERS:

Northern Adventures, LLC

1028 East Larch

Osburn, ID 83849

Northern Adventures, Inc.

441 West 14th

Spokane, WA. 99202

Any notice given hereunder may be given on behalf of any PARTY by his counsel or other authorized representatives.  The address of any PARTY may be changed on notice to the other PARTY duly served in accordance with the foregoing provisions.

Section 8.4

Governing Law.   This AGREEMENT is made pursuant to and shall be governed and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflict of laws thereof (the “Governing Law”).  Each PARTY hereto (A) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of North Dakota or any federal court sitting in the State of Nevada for purposes of any suit, action or other proceeding arising out of this AGREEMENT or the subject matter hereof brought by any PARTY, (B) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this AGREEMENT or the subject matter hereof may not be enforced in or by such court, and (C) hereby agrees not to assert in any such action, suit, or proceeding any right to a jury trial.  Each PARTY hereby consents to service of process by certified mail at the address set forth in this AGREEMENT and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other PARTY hereto.  Final judgment against any PARTY, in any action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (A) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the PARTY therein described or (B) in any other manner provided by or pursuant to the laws of such other jurisdiction.

Section 8.5

Entire AGREEMENT.   This AGREEMENT, including the Schedules and Exhibits hereto and the SELLERS Documents and BUYER Documents herewith are intended to embody the complete, final and exclusive AGREEMENT among the PARTIES with respect to the purchase of the Assets and the related transactions and are intended to supersede all previous negotiations, commitments and writings agreements and representations, written or oral, with respect thereto and may not be contracted by evidence of any such prior or contemporaneous agreement, understanding or representations, whether written of oral.

Section 8.6

Assignability; Binding Effect.   This AGREEMENT may not be assigned by a PARTY without the prior written consent of the other PARTIES hereto, which shall not be unreasonably withheld.  Notwithstanding the foregoing, the BUYER may, in its discretion, transfer and assign its interests herein, or a portion thereof, to their respective affiliates.  This AGREEMENT and the rights, covenants, conditions and obligations of the respective PARTIES hereto and any instrument or agreement executed pursuant hereto shall be binding upon and enforceable by, and shall inure to the benefit of, the PARTIES hereto and their respective heirs, successors and permitted assigns and legal representatives.

Section 8.7

Execution in Counterparts.   For the convenience of the PARTIES and to facilitate execution, this AGREEMENT may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  In making proof of this AGREEMENT, it shall not be necessary to produce or account for more than one counterpart evidencing execution by each PARTY hereto.   Delivery of a telecopied or facsimile version of one or more signatures on this AGREEMENT shall be deemed adequate delivery for purposes of this AGREEMENT.

Section 8.8

Amendments.   This AGREEMENT may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each PARTY hereto, or in the case of a waiver, the PARTY waiving compliance; provided, however that no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this AGREEMENT requires or permits a waiver or consent by or on behalf of any PARTY hereto, such waiver or consent shall be given in writing.

Section 8.9

Publicity.  Prior to the Closing Date and except if and insofar as required by law (including any applicable stock exchange regulation), no press releases, announcements or public disclosure of this AGREEMENT or the transactions contemplated by this AGREEMENT, other than in connection with the efforts of the owners of the BUYER and key stockholders of the SELLERS, and their respective agents, to raise funds pursuant to a private placement transaction of the BUYER’s equity securities, shall be made by a PARTY to this AGREEMENT without the prior knowledge and written consent of the BUYER and the SELLERS; provided that subsequent to the Closing Date the BUYER shall not be limited by this provision.

Section 8.10

Agreement to Continue in Full Force.  Subject to Article VI, this AGREEMENT shall, insofar as it remains to be performed, continue in full force and effect notwithstanding Closing.

Section 8.11

Severability.   In the event that any one or more of the provisions contained in this AGREEMENT, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this AGREEMENT shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the PARTIES hereto shall be enforceable to the fullest extent permitted by law.

Section 8.12

Section Headings.   The Section headings of this AGREEMENT are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

Section 8.13

Gender and Tenure.   Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense and vice versa.

Section 8.14

Third-Party Rights.   Nothing in this AGREEMENT, whether express or implied, is intended to confer rights or remedies under or by reason of this AGREEMENT on any Persons other than the PARTIES to it, each Indemnified PARTY and their respective successors and assigns, nor is anything in this AGREEMENT intended to relieve or discharge the obligation or liability of any third Persons to any PARTY to this AGREEMENT, nor shall any provisions give any third Persons any right of subrogations over or action against any PARTY to this AGREEMENT.

Section 8.15

Construction.   The language in all parts of this AGREEMENT shall in all cases be construed simply, accurately to its fair meaning, and not strictly for our against any of the PARTIES hereto, without limitation, there shall be no presumption against any PARTY on the ground that such PARTY was responsible for drafting this AGREEMENT or any part thereof, and any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this AGREEMENT against the PARTY that drafted it has no application and is expressly waived.

IN WITNESS WHEREOF, the PARTIES have caused this AGREEMENT to be executed in their respective names by their respective officers duly authorized, as of the date first written above.

AMCOR EXPLORATION, INC

By:

/s/ Cindy K. Swank

Name:  Cindy K. Swank

Title:  President

APD ANTIQUITIES, INC., INC.

By:

/s/ Cindy K. Swank

Name:  Cindy K. Swank

Title:  President

NORTHERN ADVENTURES LLC

By:

/s/ Floyd Short

Name:  Floyd Short

Title:  Managing Partner

NORTHERN ADVENTURES, INC.

By:

/s/ Martin Clemets

Name:  Martin Clemets

Title:  President

Exhibit A

NORTHERN ADVENTURE, INC. MINING ASSETS

At closing the following assets of the SELLERS, defined as the “NAMINING ASSETS” will be acquired by the BUYER:

I.

All right, title and interest in 83 unpatented mining claims located in the following geographic areas:

PROJECT NAME	NUMBER OF UNPATENTED MINING CLAIMS	COUNTY	STATE

Torodo Creek/Bodie	27 unpatented claims	Okanogan	WA
Box Canyon	15 unpatented claims	Stevens	WA
McKinley-McNalley	15 unpatented claims	Stevens	WA
North Moccasin	26 unpatented claims	Fergus	MT

II.

All right, title and interest in the following mineral leases.

PROJECT NAME	NUMBER AND TYPE OF MINING CLAIMS	COUNTY	STATE

Bayhorse Silver	21 unpatented and 3 patented claims	Baker	OR
Quartz Creek	20 unpatented claim 9 unpatented 8 unpatented	Mineral	MT
Trout Creek	10 unpatented 48 unpatented	Mineral	MT
Vienna	18 unpatented	Shoshone	ID
Monitor-Richmond- Copper Age	20 unpatented	Shoshone	ID

III.

All right, title and interest in the Option to Purchase Mineral Leases dated June 25, 2012 by and between NORTHERN ADVENTURES, INC. and HydroImaging, Inc. relating to ten mineral leases from the State of Washington and 27 unpatented mining claims for Ten Thousand Dollars ($10,000) and other good and valuable consideration.

EXHIBIT B

ASSUMED CONTRACTS AND OBLIGATIONS

[THE SPECIFIC AGREEMENTS OF THE FOLLOWING TYPES TO BE ASSUMED SHOULD BE LISTED HERE]

All contracts, agreements, options to purchase mineral rights, arrangements, licenses, work for hire agreements, employee confidentiality agreements, instruments and documents of the SELLERS relating to the NA ASSETS or acquired by the SELLERS entered into or issued prior to the Closing Date and which are listed in Exhibit A, (the “ASSUMED CONTRACTS AND OBLIGATIONS”);